                                                                   Exhibit 10.17

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk ("[****]") to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.


                         MASTER JOINT VENTURE AGREEMENT

                                  BY AND AMONG

                              EVERGREEN SOLAR, INC.

                                  Q - CELLS AG

                          RENEWABLE ENERGY CORPORATION

                                       AND

                                   EVERQ GMBH

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I.    Relation to Existing Agreements; Interpretation, Relation
              to Articles, Participation of EverQ........................     4
   1.1           Relation to Existing Agreements.........................     4
   1.2           Definitions.............................................     4
   1.3           Headings and Other Interpretation.......................    11
   1.4           Relation to Articles of Association.....................    11
   1.5           German Legal Terms......................................    11
   1.6           Participation of EverQ..................................    11

ARTICLE II.   Purpose of EverQ, Share Sale and Transfer..................    12
   2.1           Purpose of EverQ........................................    12
   2.2           Share Transfer in EverQ.................................    12

ARTICLE III.  Management and Operation of EverQ..........................    13
   3.1           Management and Supervision of EverQ.....................    13
   3.2           Accounting Matters; Basic Financial Inspection Rights...    13
   3.3           Other Financial Matters.................................    14
   3.4           Second REC Supply Agreement and REC Option..............    14
   3.5           Capacity Expansion and Additional Financing.............    15
   3.6           Directors...............................................    19
   3.7           Indemnification.........................................    19

ARTICLE IV.   Restrictions on Transfer; Right of First Refusal for Sale
              of Shares..................................................    20
   4.1           Restrictions on Transfer; Exceptions....................    20
   4.2           Right to Notice.........................................    20
   4.3           Exercise of Right of First Refusal......................    20
   4.4           Right to Sell to Third Party............................    21
   4.5           Reinstatement of Right of First Refusal.................    21
   4.6           Change of Control.......................................    21
   4.7           Co-Selling Rights.......................................    21
   4.8           Adherence by Third Party................................    21
   4.9           Relation to Articles of Association.....................    21

ARTICLE V.    Term and Termination.......................................    22
   5.1           Term....................................................    22
   5.2           Termination by mutual consent...........................    22
   5.3           Expulsion for Breach....................................    22
   5.4           Termination after [****]................................    26
   5.5           Termination in Case of Sale and Transfer................    26
   5.6           Post-Termination Covenants..............................    26

ARTICLE VI.   Closing Conditions.........................................    27
   6.1           Conditions to Obligations of REC........................    27
   6.2           Conditions to the Obligations of E and Q................    27

ARTICLE VII.  Warranties.................................................    27
   7.1           Warranties of Q.........................................    27
   7.2           Warranties of E.........................................    29
   7.3           Warranties of REC.......................................    31
   7.4           Additional Representations and Warranties by EVERQ......    33
   7.5           Additional Representations and Warranties by E and Q
                 pertaining to EverQ.....................................    35

ARTICLE VIII. Liability and Limitations of Liability.....................    36
   8.1           Liability...............................................    36
   8.2           Definitions.............................................    37
   8.3           Determination of the Amount of Damage...................    37
   8.4           Limitations of Liability for Breach of Warranties.......    37
   8.5           GENERAL LIMITATION OF LIABILITY.........................    38

ARTICLE IX.   Additional Agreements......................................    38
   9.1           Marketing...............................................    38
   9.2           Q Manufacturing Right of First Refusal..................    38
   9.3           REC Manufacturing Right of First Refusal................    39
   9.4           Relation of Sections 9.2 and 9.3........................    40
   9.5           [****]..................................................    41
   9.6           Cooperation to Pursue Tax Efficiencies..................    42
   9.7           Confidentiality.........................................    42
   9.8           Reasonable Efforts......................................    44
   9.9           Standstill..............................................    44
   9.10          Employee Matters........................................    45
   9.11          Covenant Regarding REC Services Agreement...............    45

ARTICLE X.    Miscellaneous..............................................    45
   10.1          Expenses................................................    45
   10.2          Further Assurances......................................    46
   10.3          Notices.................................................    46
   10.4          Governing Law and Dispute Resolution....................    47
   10.5          Binding Effect..........................................    47
   10.6          Assignment..............................................    48
   10.7          No Third Party Beneficiaries............................    48
   10.8          Foreign Corrupt Practices Act...........................    48
   10.9          Sarbanes-Oxley and Nasdaq Covenant......................    48
   10.10         Amendment, Waivers......................................    49
   10.11         Entire Agreement........................................    49
   10.12         No Joint Venture or Partnership.........................    49
   10.13         Language for Joint Venture and this Agreement...........    49

   10.14         Voting and other rights.................................    49
   10.15         Severability............................................    50

EXHIBITS

Exhibit A         Articles of Association
Exhibit A-1       German Translation of Articles of Association
Exhibit 7.4 (a)   EverQ Balance sheet as of September 30, 2005
Exhibit 7.4 (e)   List of EverQ personnel and pensions
Exhibit 7.4 (f)   Material Agreements
Exhibit 7.4 (h)   EverQ Insurance

SCHEDULES

Schedule 3.4   Second REC Supply Agreement

                         MASTER JOINT VENTURE AGREEMENT

     This Master Joint Venture Agreement (the "AGREEMENT") is made and entered into as of the 4th day of November, 2005, by and between

     Evergreen Solar, Inc., a Delaware corporation with its principal executive offices located at 138 Bartlett Street, Marlboro, Massachusetts, USA ("EVERGREEN" or "E"),

     Q-Cells AG, a stock corporation organized under the laws of Germany with its principal executive offices located at Guardianstr. 16, 06766 Thalheim, Germany (,,Q-CELLS" or "Q"),

     Renewable Energy Corporation, a stock corporation organized under the laws of Norway with its principal executive offices located at Veritasveien 14, N-1323 Hovik, NORWAY ("REC")

     and

     EverQ GmbH, a limited liability company organized under the laws of Germany with its principal offices located at Guardianstr. 16, 06766 Thalheim, Germany (,,EVERQ").

     Capitalized terms used herein shall have the meaning ascribed to them in
SECTION 1.2.

                                    RECITALS

     WHEREAS:

     The Parties are each engaged in the manufacture and distribution of solar products.

A.   Evergreen Solar

     Evergreen has unique and proprietary String Ribbon wafer manufacturing technology which, when fully developed, may have a very low cost potential. Evergreen has an active research program to continue to develop its advanced string ribbon technology and, assuming the successful growth of EverQ, intends to channel its main future growth through EverQ.

B.   EverQ

     EverQ is a recently created joint venture between Q-Cells and Evergreen to manufacture String Ribbon wafers, photovoltaic cells and modules incorporating such wafers based on the combination of their respective technologies and expertise. Construction of the first 30 MW factory has started in Thalheim, Germany, which is expected to commence production in March[****]. Assuming the factory achieves its objectives, Q-Cells and Evergreen plan on expanding the EverQ joint venture in Thalheim to 120 MW as soon as practicable, and to look to establish factories in other locations worldwide.

C.   REC

     REC is, via its subsidiary Solar Grade Silicon Holding, Inc. with production at Moses Lake, Washington, USA and Butte, Montana USA ("SGS"), the world leader in the production of solar grade silicon. REC is currently performing large scale technology tests with the objective of producing commercial quantities of the granular form factor of silicon feedstock that is needed by Evergreen for its wafer manufacturing process. REC is also the world's largest suppliers of high quality silicon wafers for photovoltaic applications. At present REC produces silicon wafers through its unique and proprietary casting and slicing processes.

D.   Q-Cells

     Q-Cells is the largest independent manufacturer of crystalline silicon solar cells in the world. Q-Cells is in the midst of a capacity expansion that will provide them with 350 MW of solar cell manufacturing capacity. Q-Cells has active programs to increase the efficiency and reduce the cost to convert wafers into solar cells.

E.   Benefits to Parties

     The Parties believe that it is in their mutual best interest to have REC become a shareholder of EverQ and provide additional support via the REC Supply Agreements and the REC License Agreement, as well as establish a close collaboration with Evergreen on technology sharing and potentially String Ribbon wafer production. The Parties further believe that combining their respective technologies and capabilities would have a number of benefits including:

     (1)  REC

          (a)  Access to String Ribbon wafer technology through EverQ
               [****]

          (b)  Technology transfer/sharing with Evergreen

          (c)  Equity participation in EverQ

          (d)  Secure high value customer for scaling of granular silicon

          (e)  [****]

     (2)  Evergreen

          (a)  Technology transfer/sharing with REC

          (b)  Secure silicon supply at attractive market related pricing

          (c) Accelerated development and proliferation of String Ribbon technology

          (d)  Initial substantial majority ownership of EverQ

     (3)  EverQ

          (a)  Secure silicon supply at attractive market related pricing

          (b) Accelerated String Ribbon technology development (Evergreen responsibility)

          (c)  Accelerated technology and manufacturing systems development

     (4)  Q-Cells

          (a)  Improved cost position through EverQ

          (b)  Low-cost supply of String Ribbon wafers

          (c)  Reduced capital commitment

F.   Existing Agreements

     On 14 January 2005, E and Q have entered in to the following agreements regarding EverQ:

          (a) Master Joint Venture Agreement (notarial deed nr. 7 / 2005 of the Berlin notary public Dr. Rudolf von Hanstein) (the "EXISTING MJVA"),

          (b) E License Agreement (notarial deed nr. 5 / 2005 of the Berlin notary public Dr. Rudolf von Hanstein) (the "E LICENSE AGREEMENT"),

          (c) Q License Agreement (notarial deed nr. 6 / 2005 of the Berlin notary public Dr. Rudolf von Hanstein) (the "Q LICENSE AGREEMENT") (jointly the "EXISTING AGREEMENTS").

     The Existing MJVA will be replaced by this Agreement. Certified Copies of the Existing Agreements have been provided to all Parties who waive reading and attaching of the Existing Agreements to this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, warranties and indemnities made herein and of the mutual benefits to be derived herefrom, and for other good and valuable consideration (the receipt and adequacy of which are hereby acknowledged), the Parties hereto agree as follows:

                                   ARTICLE I.

     Relation to Existing Agreements; Interpretation, Relation to Articles,
                             Participation of EverQ

     1.1 Relation to Existing Agreements. The Existing MJVA is hereby replaced by this Agreement as of the Signing Date. The other Existing Agreements have in the meantime been amended by the Parties; such amended versions shall remain in full force and effect.

     1.2 Definitions. For the purposes of this Agreement, capitalized terms used herein shall have the respective meanings assigned thereto in this SECTION 1.2.

          "ACQUISITION PROPOSAL" has the meaning assigned in SECTION 4.2.

          "ACQUISITION PROPOSAL NOTICE" has the meaning assigned in SECTION 4.2.

          "ACT" has the meaning assigned in SECTION 10.8.

          "ACTION" means any claim, action, suit or arbitration, as well as any inquiry, proceeding or investigation by or before any Governmental Authority.

          "ADDITIONAL CAPITAL CONTRIBUTIONS" has the meaning set forth in
SECTION 2.3.

          "AFFILIATE" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, a Party at the relevant time. For the purposes of this definition, "control" means the beneficial ownership of more than fifty percent (50%) of the voting rights.

          "AGGREGATE EQUITY FUNDING" means [****], as adjusted to reflect additional capital contributions after the Closing of this Agreement.

          [****]

          "ALTERNATIVE VENTURE" means a [****]

[****]

          [****]

          "ANNUAL PLAN" shall mean an annual business and operations plan as determined by the Supervisory Board.

          "ARBITRATOR" has the meaning assigned in SECTION 5.3 (C)(II)(3).

          "ARTICLES OF ASSOCIATION" means the Articles of Association (Gesellschaftsvertrag) of EverQ set forth as EXHIBIT A attached hereto (a German translation is attached hereto as EXHIBIT A-1), together with any amendments thereto approved by the Parties. Should there be a discrepancy between the German and the English versions of the Articles, the English version shall prevail and the Parties shall amend the German version of the Articles to reflect the meaning of the English version.

          "BANKRUPTCY EVENT" means with regard to any Party:

                    a) such Party commencing a voluntary case or other proceeding, or an involuntary case or other proceeding being commenced against such Party and remaining undismissed and unstayed for a period of [****], in either case seeking liquidation, reorganization or other relief with respect to such Party or its debts under any applicable bankruptcy, reorganization, composition, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of such Party or any substantial part of its property;

                    b) such Party consenting to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it; or

                    c) such Party admitting in writing its inability to pay its debts generally as they become due or generally failing to pay such debts as they become due or becoming subject to disposition of a clearing-house to suspend transactions.

          "BREACHING PARTY" has the meaning assigned in SECTION 5.3.

          "BUSINESS DAY" means any day on which financial institutions are generally open and available for business, and which is not otherwise a holiday, in all of the German state of Saxony-Anhalt, the US state of Massachusetts and Oslo, Norway.

          "BUSINESS YEAR" means the period of time which, according to EverQ's Articles of Association, or relevant legislation, shall be the annual period used for accounting and public reporting obligations of EverQ.

          "CAPACITY EXPANSION" has the meaning assigned in SECTION 3.5 (A).

          "CELL" means a crystalline silicon material substrate that has been processed to provide electrical output from incident sunlight.

          "CHANGE OF CONTROL" means with respect to any entity, the acquisition of such entity by another Person by means of any transaction or series of related transactions (including, without limitation, any share acquisition, sale of all or substantially all of the assets, reorganization, merger or consolidation, but excluding any sale of shares for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of such entity outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in such entity held by such holders prior to such transaction, more than 50% of the total voting power represented by the voting securities of such entity or such surviving entity outstanding immediately after such transaction or series of transactions.

          "CLOSING CONDITIONS" has the meaning assigned in SECTION 6.1 AND 6.2.

          "CLOSING DATE" means the day on which fulfillment or waiver of all Closing conditions has occurred (and which the Parties agree is the Signing
Date).

          "CONCURRENT AGREEMENTS" means the Services Agreements, the License Agreements, the REC Supply Agreements and the Evergreen Supply Agreement.

          "CONFIDENTIAL INFORMATION" has the meaning assigned in SECTION 9.7.

          "DIRECTOR" means a member of the Supervisory Board
(Aufsichtsratsmitglied) of EverQ.

          "DISCLOSING PARTY" has the meaning assigned in SECTION 9.7(A).

          "DISTRIBUTION" means the transfer of cash or other property whether by way of dividend or otherwise to one or more of the Shareholders, or the purchase or redemption of Shares for cash or other property.

          "EU" means European Union.

          "E FIRST REFUSAL NOTICE" has the meaning assigned in SECTION 9.2(B).

          "ELECTION NOTICE" has the meaning assigned in SECTION 4.3.

          "E LICENSE AGREEMENT" has the meaning assigned in the RECITALS (F).

          "E SERVICES AGREEMENT" has the meaning assigned in the RECITALS (F).

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXISTING AGREEMENTS" has the Meaning assigned in the RECITALS (F).

          "EXISTING MJVA" has the Meaning assigned in the RECITALS (F).

          "FAIR MARKET PRICE" has the meaning assigned in SECTION 3.5(D).

          "FAIR MARKET VALUE" has the meaning assigned in SECTION 5.3(C).

          "EVERGREEN SUPPLY AGREEMENT" means a supply agreement between SGS and Evergreen entered into on November 22, 2005

          "FIRST REC SUPPLY AGREEMENT" means the supply agreement between SGS and EverQ attached hereto as EXHIBIT C.

          "FREE CASH" means, as of any date of determination, the amount of liquid net assets held in cash and other liquid, short-term investment instruments in excess of the amount which is sufficient to fund the operations and investments of EverQ for the following [****] according to EverQ's then-current budget projections.

          "GOVERNMENT INVESTMENT GRANT" means GA-grants (GA-Mittel; Mittel aus dem Programm "Gemeinschaftsaufgabe Aufbau Neue Laender")

          "GOVERNMENTAL AUTHORITY" means any US, German or Norwegian, federal, national, supranational, state, provincial, municipal, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

          "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

          "GRANT IMPUNITY NOTICE" has the meaning assigned in SECTION 3.5
(C)(I).

          "IFRS" means International Financial Reporting Standards.

          "INDEMNIFIABLE CLAIMS" has the meaning assigned in SECTION 8.2.

          "INDEMNIFIED PARTY" has the meaning assigned in SECTION 8.2.

          "INDEMNIFYING PARTY" has the meaning assigned in SECTION 8.1.

          "INITIAL CAPACITY" has the meaning assigned in SECTION 3.5(A).

          "KNOWLEDGE" shall mean, with respect to a Party, the actual knowledge of its officers and the members of the Board of Directors or Supervisory Board of such Party, provided that such persons shall have made reasonable inquiry of those employees and consultants, as the case may be, whom such officers or members of the Board of Directors or the Supervisory Board reasonably believe would have actual knowledge of the matters represented.

          "LAW" means any US, German or Norwegian, federal, national, supranational, state, provincial, municipal, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law.

          "LIABILITIES" means any and all indebtedness or other liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, Action, Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

          "LICENSE AGREEMENTS" means the E License Agreement, the Q License Agreement and the REC License Agreement.

          "MANAGEMENT BOARD" shall mean the Management Board of Directors (Geschaeftsfuerung) of EverQ.

          "MATERIAL AGREEMENT" means agreements entered into by EverQ with an annual value above Euro 500,000.

          "MATERIAL BREACH" has the meaning assigned in SECTION 5.3.

          "MODULE" means an assembly of multiple, electrically connected Cells.

          "NEGOTIATION PERIOD" has the meaning assigned in SECTION 4.3.

          "NON-SELLING PARTIES" has the meaning assigned in SECTION 4.2.

          "PARTIES" means the parties to this Agreement, from time to time, and a "PARTY" shall mean either E, Q or REC, as applicable.

          "PERCENTAGE INTERESTS" means the percentage interests of the Parties in EverQ.

          "PERSON" means any natural person, firm, partnership, association, corporation, company, trust, business trust, governmental authority or other entity.

          "Q CONFIRMATION NOTICE" has the meaning assigned in SECTION 9.2(B).

          "Q LICENSE AGREEMENT" means the License & Technology Transfer Agreement between Q and EverQ attached hereto as EXHIBIT C.

          "Q PREFERENTIAL OFFER" has the meaning assigned in SECTION 3.5(C).

          [****]

          "Q SERVICES AGREEMENT" has the meaning assigned in the RECITALS(F)..

          "REC LICENSE AGREEMENT" means the License & Technology Transfer Agreement between REC and EverQ attached hereto as EXHIBIT B.

          "REC OPTION" has the meaning assigned in SECTION 3.4(B).

          "REC OPTION EXERCISE LETTER" has the meaning assigned in SECTION
3.4(B).

          "REC OFFER DATE" has the meaning assigned in SECTION 3.4(C).

          "REC SUPPLY AGREEMENTS" means the First REC Supply Agreement and the Second REC Supply Agreement.

          "RECAPITALIZATION" means any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.

          "RECEIVING PARTY" has the meaning assigned in SECTION 9.7(A).

          [****]

          "RIBBON TECHNOLOGY" means a technique in which a thin sheet of silicon, typically polycrystalline silicon, is grown directly from molten silicon. The sheet is generally grown in a vertical orientation without the use of foreign substrate on which the silicon is formed, although some processes grow the silicon in a horizontal direction and can use a substrate on which the silicon is formed.

          [****]

          "SALE PERIOD" has the meaning assigned in SECTION 4.4.

          "SECOND REC SUPPLY AGREEMENT" has the meaning assigned in SECTION 3.4
(A).

          "SECURITIES ACT" means the Securities Act of 1934, as amended.

          "SELLING PARTY" has the meaning assigned in SECTION 4.2.

          "SERVICES AGREEMENTS" means the E Services Agreement, the Q Services Agreement and the REC Services Agreement.

          "SGS" has the meaning assigned in the recitals.

          "SHAREHOLDER" means each of E, Q and REC and their respective Affiliates.

          "SHARES" means shares of EverQ equity securities or securities convertible or exchangeable into EverQ equity securities.

          "SIGNING DATE" means the date hereof.

          "STRING RIBBON TECHNOLOGY" means [****].

          "SUBJECT SHARES" has the meaning assigned in SECTION 4.2.

          "SUPERVISORY BOARD" means the Supervisory Board of Directors (Aufsichtsrat) of EverQ.

          "TAX" or, collectively, "TAXES" means any and all German, United States, provincial, state, local and other taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, and any obligations with respect to such amounts arising as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or under any agreements or arrangements with any other Person and including any liability for taxes of a predecessor or transferor entity.

          "TERMINATING PARTY" has the meanings assigned in ARTICLE 5, as applicable.

          "TERMINATION CALL RIGHT" has the meanings assigned in SECTION 5.3(D) AND SECTION 5.4 (B), as applicable.

          "TERMINATION SECURITIES" has the meaning assigned in SECTION 5.3(C).

          "THIRD PARTY" means a Person who is neither a Party nor an Affiliate of a Party.

          "TRANSFER" has the meaning assigned in SECTION 4.1.

          "US GAAP" means the generally accepted accounting principles in the United States.

          "EVERQ" has the meaning assigned in the RECITALS.

          "WAFER" means a crystalline silicon material substrate that is intended to but has not yet been made into a Cell.

     1.3 Headings and Other Interpretation. In this Agreement (a) headings are for convenience of reference only and shall not affect the interpretation of the provisions of this Agreement except to the extent that the context otherwise requires; (b) words importing the singular shall include the plural and vice versa; (c) words denoting individuals shall include any form of entity and vice versa; (d) words denoting any gender shall include all genders; (e) where any act, matter or thing is required by this Agreement to be performed or carried out on a certain day and that day is not a Business Day then that act, matter or thing shall be carried out or performed on the next following Business Day; (f) unless specified otherwise, any reference herein to any Article, Section, clause, sub-article, sub-clause, Appendix or Exhibit shall be deemed to be a reference to an Article, Section, clause, sub-article, sub-clause, Appendix or Exhibit of this Agreement; (g) any reference to any agreement, document or instrument shall refer to such agreement, document or instrument as amended, modified, supplemented, or novated; and (h) the words "include," "including" and the derivations thereof shall not be limiting.

     1.4 Relation to Articles of Association. In the event that this Agreement and the Articles of Association of EverQ should differ in one or several aspects, in the internal relation between E, Q and REC this Agreement shall supersede the Articles of Association as far as this is legally permissible. E, Q and REC hereby undertake that they shall cooperate with respect to the adjustment of EverQ's Articles of Association in accordance with this Agreement. The Parties shall whenever necessary exercise all voting and other rights and powers available to them to procure the alteration of the Articles of Association to the extent necessary to permit EverQ and its affairs to be carried out as provided in this Agreement. For the avoidance of doubt, the Articles of Association of EverQ do not conflict and are not to be treated as conflicting with any provision of this Agreement by which the Parties agree to procure that anything be or be not done. Subject as aforesaid, the Parties hereby undertake to each other to observe and perform the provisions of the Articles of Association of the Company.

     1.5 German Legal Terms. In case of doubt of the meaning of German legal terms, the German words written in brackets and italics shall be definitive.

     1.6 Participation of EverQ. EverQ shall have no rights under this Agreement and shall not be bound by any obligation hereunder with the exception of the rights and obligations resulting from the representations and warranties under
ARTICLE VII and ARTICLE VIII.

                                  ARTICLE II.

                    Purpose of EverQ, Share Sale and Transfer

     2.1 Purpose of EverQ. The purpose of EverQ shall be the manufacturing and marketing of String Ribbon based photovoltaic products. EverQ shall be a manufacturing company designed to exploit the combined strengths of E, Q and REC. The parties intend that EverQ shall:

          (a) manufacture Wafers using E's String Ribbon Technology;

          (b) process such Wafers into Cells using a fabrication process that combines each Party's Cell manufacturing technologies;

          (c) assemble Cells into Modules;

          (d) conduct specific manufacturing and product technology-oriented development work required to optimize its activities;

          (e) conduct all other activities necessary to the manufacture, test and sale of such solar products with an initial focus on the manufacture, sale and distribution of Modules; and

          (f) in connection with the foregoing activities, subcontract or outsource to E, Q and/or REC those functions that E, Q and/or REC is able to perform more efficiently than EverQ.

     2.2 Share Transfer in EverQ. On the Signing Date, E and Q shall immediately after the signing of this Agreement split and transfer to REC their shares in EverQ as follows:

          (a) E shall sell and transfer a split share of 11.1% in EverQ to REC, and

          (b) Q shall sell and transfer a split share of 3.9% in EverQ to REC.

          (c) The purchase price per 1% in EverQ shall be calculated as follows:
1% of the Aggregate Equity Funding, plus [****], i.e., the purchase price per 1% in EverQ shall be [****] In addition, REC shall compensate E and Q for any adverse tax consequences directly resulting from such transfer.

          (d) The Parties shall enter into separate notarial deeds effecting such sales and transfers.

                                  ARTICLE III.

                        Management and Operation of EverQ

     3.1 Management and Supervision of EverQ . The Parties shall cause EverQ to be managed and supervised in accordance with the provisions of the Articles of Association. In particular, unless otherwise specifically agreed to by the Parties, the Parties shall cause specific duties and powers of the Supervisory Board to be as set forth in Articles of Association. Subject to Section 1.4, the Parties shall not take any action in contravention of the Articles of Association.

     3.2 Accounting Matters; Basic Financial Inspection Rights.

          (a) Basic Accounting Matters. (i) The Parties shall cause EverQ to (i) establish its annual accounts and report its annual results in accordance with the applicable corporate laws of the Federal Republic of Germany, aiming at the optimization of tax benefits of the Shareholders and (ii) make adjustments to its accounts to reflect its financial position and results of operations in accordance with U.S. GAAP.

               (ii) The Parties shall cause EverQ to keep books and records reflecting all its respective transactions, complete and accurate in all material respects.

               (iii) The Parties shall cause the fiscal year of EverQ to commence on January 1 and end on December 31.

          (b) Basic Financial Information. The Parties shall cause EverQ to furnish the following reports to each of E, Q and REC:

               (i) As soon as practicable after the end of each fiscal year of EverQ, and in any event within forty (40) days after the end of each fiscal year of EverQ, an audited consolidated balance sheet of EverQ as at the end of such fiscal year, and consolidated statements of income and cash flows of EverQ for such year, prepared in accordance with German GAAP (HGB), IFRS and US GAAP consistently applied.

               (ii) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of EverQ, and in any event within twenty-five (25) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of EverQ, an unaudited consolidated balance sheet of EverQ as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of EverQ for such period, prepared in accordance with German GAAP (HGB), IFRS and US GAAP consistently applied, subject to changes resulting from normal year-end audit adjustments.

               (iii) Monthly profit and loss statements as soon as reasonably practicable.

               (iv) Such other information relating to the financial condition, business, prospects or corporate affairs of EverQ as E, Q or REC may from time to time reasonably request.

          (c) Basic Financial Inspection Rights. During the regular office hours of EverQ, and upon twenty-four (24) hours' notice to EverQ, E, Q and REC shall have (i) full access to all properties, books of account and records of EverQ, and (ii) the right to make copies from such books and records at their own expense. Notwithstanding the foregoing, each Party will be entitled to any inspection rights granted under German law.

     3.3  Other Financial Matters.

          (a) Annual Plan. The Parties shall cause the Management Board of EverQ to prepare, and the Supervisory Board to consider and approve, an Annual Plan with respect to each fiscal year of EverQ no later than thirty (30) days prior to the commencement of each fiscal year.

          (b) Dividend Policy. The shareholders' meeting may declare and pay Distributions with the approval of a majority of the votes; provided, however, the Parties shall take all actions necessary to cause EverQ to require unanimous approval of the shareholders prior to any Distribution (i) declared at any time that Free Cash does not exist, (ii) if such Distribution shall cause Free Cash not to exist immediately following such Distribution, or (iii) other than in a manner proportionate to the respective ownership interests of the equity securities of EverQ regardless of whether Free Cash exists.

     3.4  Second REC Supply Agreement and REC Option.

          (a) Second REC Supply Agreement. REC shall use its best endeavours to increase the production facilities of SGS so that SGS is in a position to offer to EverQ a second silicon feedstock supply agreement prior to [****], containing the volumes and other principles and terms as laid down in SCHEDULE 3.4 and to be sold to EverQ at [****] (the "SECOND REC SUPPLY AGREEMENT).

          (b) Subject to the condition precedent that prior to [****] either (i) SGS and EverQ have signed the Second REC Supply Agreement (and the obligations thereunder shall be binding in all respects without condition) or (ii) SGS has offered (which offer remains open and available for [****]) to EverQ to enter into the Second REC Supply Agreement, REC shall be entitled to increase its shareholding in EverQ from 15 % to 21 % (the "REC OPTION"). To exercise the REC Option, REC shall inform both E and Q in writing of its intention (the "REC OPTION EXERCISE LETTER"). In order to be binding, the REC Option Exercise Letter must be received by E and Q not later than [****] following the date on which REC first offers the Second REC Supply Agreement to EverQ. Upon timely receipt of the REC Option Exercise Letter, E shall sell and transfer one share representing 6 % of the EverQ share capital to REC by way of notarial deed. To prepare such sale and transfer, E shall split its shares in EverQ correspondingly. The purchase price of such 6% share shall be the Aggregate Equity Funding times 6%, [****], calculated from the Signing Date, pro rated on a daily basis for partial years assuming a 360-day year and 30-day months.

          (c) If SGS has not offered the Second REC Supply Agreement to EverQ by [****], REC shall still be bound to procure that SGS offers to EverQ the Second REC Supply Agreement at the earliest date by which the production capacity in SGS allows such an offers. The date such offer is received by EverQ is the "REC OFFER DATE". The obligation of REC to make such an offer for the Second REC Supply Agreement in conjunction with future capacity increases and the REC Option shall both expire on [****].

               (i) If by the REC Offer Date EverQ has already entered into one or more alternative supply agreements that are similar in terms of volume and duration with one or more third parties, the REC Option shall become void. In addition, REC will be excluded from participating in future capital increases in EverQ. REC hereby waives its corresponding subscription rights. In such a case, all future capital increases shall be conducted [****]. The three preceding sentences shall not apply to the extent the Q Prefential Offer according to
SECTION 3.5(C) is accepted; in such a case, REC shall be offered shares under
SECTION 3.5(C)(VI) to avoid dilution. If by the REC Offer Date EverQ has already entered into one or more alternate supply agreements that are similar in terms of volume and duration with one or more third parties, the REC obligation to offer the Second REC Supply Agreement shall expire.

               (ii) If by the REC Offer Date EverQ has not yet entered into corresponding supply agreements with a third party, the REC Option shall remain in place provided, however, that in addition to the purchase price for the 6% share REC shall pay to EverQ an additional amount of [****] for the [****] of delay (such amount to be pro rated for any fraction of such month) and [****] for each [****] (such amount to be pro rated for any fraction of a month), provided however that total purchase price payable by REC, including any additional delay amounts, shall in no case be higher then the Fair Market Value as defined in Article 5.3 (c). The REC subscription rights in future capital increases shall remain untouched.

     3.5  Capacity Expansion and Additional Financing.

          (a) It is the intent of the Parties that EverQ shall have an initial capacity to manufacture 30 MW per year (the "INITIAL CAPACITY"). The Parties shall use reasonable best efforts to cause EverQ to achieve the Initial Capacity as soon as practicable. It is also the intent of the Parties that EverQ shall in the short-term, if economically viable, expand its manufacturing capacity to 120 MW (the "CAPACITY EXPANSION"). Without limiting the foregoing, each of the Parties shall, and shall cause EverQ to, approve the Capacity Expansion, if economically viable, and commence substantial activities in furtherance of the Capacity Expansion within [****].

          (b) A majority of the Supervisory Board which includes at least one Director designated by each of not less than two of the Parties to this Agreement shall have the ability to approve a Capacity Expansion following a determination by such majority of the Supervisory Board that the Capacity Expansion is in the best interest of EverQ.

          (c) Additional Financing. If, be it in relation to a Capacity Expansion or otherwise, EverQ requests in writing from E, Q and REC additional financing in addition to the funding as agreed by this Agreement (an "ADDITIONAL FINANCING"), and the Shareholders approve the corresponding capital increase in accordance with the Articles of Association (an "ADDITIONAL FINANCING REQUEST"), the following shall apply:

               (i) Subject to REC's rights set forth in paragraph (vii) below, Q shall be offered in writing to provide such amount of an Additional Financing to enable it to increase its ownership interest in EverQ to a level equal to (but not in excess of) the percentage then held by E (the "Q PREFERENTIAL OFFER"). Unless otherwise agreed to by the Parties, the price per 1 % of EverQ equity share (Stammeinlage) purchased by Q in any financing transaction to be completed in accordance with the terms of this SECTION 3.5(C)(I) shall be [****]

                    (1)  [****]

                    (2)  [****]

               (ii) Within [****] of receipt of the Grant Impunity Notice and the Q Preferential Offer, Q shall be entitled to accept the Q Preferential Offer by subscribing, in the form required by German law, to such number of shares in EverQ [****] as is needed for Q to obtain an ownership interest equal to E in EverQ. If, within [****] of receipt of the Grant Impunity Notice and the Q Preferential Offer, Q has not accepted the Q Preferential Offer, then Q's right to increase its ownership in EverQ to a level equal to the percentage then held by E and [****] shall terminate.

               (iii) Any capital increase of EverQ [****] shall be offered to the Parties pro rata to their shareholdings. If one of the Parties does not exercise the corresponding subscription rights in full within [****] of the date that such subscription rights were offered to such Party, the remainder of the subscription rights shall be offered to the other Party. Should the Parties (together), not fully subscribe to the full amount of the capital increase, the subscription rights to the remainder of the capital increase shall then be offered to third party financial investors, but not to competitors of either Party (in the reasonable good-faith determination by the Parties). The Percentage Interests shall be appropriately and correspondingly adjusted in connection with any subscription by a Party of EverQ equity securities pursuant to this SECTION 3.5(C)(III).

               (iv) Without limiting the foregoing, if the Additional Financing is of an amount that is insufficient to enable Q to increase its ownership in EverQ to a level equal to E, as provided herein, and Q participates in such Additional Financing to the full extent possible , then in connection with any subsequent Additional Financing the Parties shall cause Q to be offered, in writing, to provide such amount of the Additional Financing to enable Q to increase its ownership in EverQ to a level equal to E (in accordance with the terms herein) until such time as Q's ownership in EverQ reaches a level equal to E.

               (v) Except as otherwise specifically set forth in this Agreement, the nature and material terms of any and all financing activities by EverQ (including the selection of lenders, if any) shall be determined by the Supervisory Board and/or pursuant to a resolution adopted at a shareholder meeting, as applicable under German law.

               (vi) Whenever a Q Preferential Offer is made by issuance of new shares , REC shall be offered to purchase such number of new shares in EverQ required in order to maintain its percentage interest in EverQ at that time in order to avoid dilution of REC. The share price shall be the same as the [****].

          (d) REC increase to (up to) 33.33%. If an Additional Financing takes place and subject to the condition precedent that either (i) SGS and EverQ have signed the Second REC Supply Agreement or (ii) SGS has offered (which offer remains open and available for at least [****]) to EverQ to enter into the Second REC Supply Agreement, REC shall be entitled to increase its shareholding in EverQ to up to 33.33 % through one or more transactions. With the exception of the subscription price, SECTION 3.5 (B) (including SECTION 3.5 (B) (VI) in favor of Q and on the basis of the [****]) shall apply mutatis mutandis. Unless otherwise agreed to by the Parties, the price per [****] of EverQ equity share (Stammeinlage) purchased by REC in any financing transaction to be completed in accordance with the terms of this SECTION 3.5(B) shall be the higher of:

               (i) [****] of the Aggregate Equity Funding, plus [****] per annum, calculated from the Closing Date, pro rated on a daily basis for partial years assuming a 360-day year and 30-day months; and

               (ii) [****]

                    (1)  [****]

                    (2)  [****]

                    (3)  [****]

          (e) Relation between Sections 3.5(c) and 3.5(d), compensation clause. To the extent that REC exercises its rights under Section 3.5 (d), Q's rights under Section 3.5 (c) shall be limited to 50 % of the share capital in EverQ not subscribed to by REC. If the resulting capital increases result in other percentage interests of any Party than intended by Sections 3.5 (c) through 3.5 (e), the Parties shall agree to sell and transfer split shares in EverQ in amounts required to achieve the desired result. For the avoidance of doubt, subject to the exercise of each Party's respective rights under Article IV and Article V, neither Q nor REC shall be entitled to acquire or maintain a equity position in EverQ that is in excess of the percentage of the outstanding equity of EverQ held by E without the prior consent of E, and any holdings in excess of such amount limitation will be subject to repurchase by E pursuant to the purchase rights set forth in Section 5.3 hereof.

          (f) Compensation for Grant Repayment Obligations. If EverQ is required to repay part of the Government Investment Grant, the following will occur:

               (i) E, Q and REC will loan EverQ the amount to be repaid and EverQ will repay the part of the Government Investment Grant to the appropriate government authorities.

               (ii) The loan will be at [****].

               (iii) The loan will be made in proportion to the cost of capital ownership of the parents as follows: REC will make a loan in proportion to their ownership percentage in EverQ and the remainder of the loan will be evenly split between E and Q.

               (iv) [****]

          (g) EverQ Debt. E and Q have provided or will provide guarantees to the EverQ banks. REC will be expected to provide corresponding guarantees. If such guarantees are executed by the respective banks, the Parties shall share the burden pro rata to their shareholding in EverQ at the time of such execution.

          (h) No Additional Obligation. No Party shall be required to provide loan financing, equity contributions or any form of guarantee or credit support for repayment for any funding obtained by EverQ, above their respective Additional Capital Contribution and the obligations described in SECTION 3.5 (F) AND 3.5 (G). For the avoidance of doubt, the rules laid down in SECTION 3.5 (C) AND (D) do not oblige the Parties to provide additional funding to EverQ.

          (i) Special expansion scenario. If there is no Capacity Expansion [****], Q and REC shall each have the right to require a capital increase sufficient to individually pass the 30 % shareholding threshold for appointing two board members according to SECTION 3.6, provided that the necessary requirements of merger regulations for passing that threshold are observed. The parties will cooperate to exchange information and if necessary to do the filings in order to accomplish this right. The share prices for Q and E shall be as laid down in SECTION 3.5 (C)(I) for Q and SECTIONS 3.5 (C)(VI) and 3.5 (D) for REC.

     3.6 Directors. The Parties shall take all actions necessary to establish the initial number of Directors designated to the Supervisory Board of EverQ at four (4) and cause E to have the right to nominate and appoint two (2) Directors including the chairman and Q and REC to have the right to each nominate and appoint one (1) Director, provided, however, that Q and REC each hold not less than [****] of the shares in EverQ. In cases of a split Supervisory Board, and in such cases only, the chairman of the Supervisory Board shall have a deciding vote. Each Party shall cause each Director appointed by it to perform his duties as a Director fully in compliance with the terms of this Agreement and the Articles of Association. None of the Parties shall be excused from the performance of this Agreement on account of the failure to control such Director nominated and appointed by it.

     In any event of a change of the size or composition of the Supervisory Board, the Parties shall take all actions necessary, including any amendments of the Articles of Association, as far as legally admissible, to ensure that E retains the right to appoint and revoke [****] of the members of the Supervisory Board including the chairman for as long as E holds more than [****] of the shares of EverQ.

     Notwithstanding the foregoing, any Party holding an ownership interest of more than [****] in EverQ shall have the right to appoint two (2) directors. If this applies to all three Parties, all six Directors shall unanimously agree on one (1) seventh Director which shall then be elected by all Parties. All Parties shall take all actions necessary, including an amendment of the Articles of Association, to establish the number of Directors of EverQ accordingly.

     3.7 Indemnification. To the fullest extent permitted by German law, E, Q and REC shall cause EverQ to indemnify and hold harmless each Director designated to the Supervisory Board nominated by E, Q and REC from all losses, liabilities, costs and expenses arising out of or relating to such Director's actions in connection with any action taken within their authority and in their capacity as a Director, except to the extent that such losses, liabilities, costs or expenses are caused by such Director's fraud, bad faith or willful misconduct, and except to the extent that such Director's actions comprised or caused breach of this Agreement by the Party who appointed that Director.

                                   ARTICLE IV.

       Restrictions on Transfer; Right of First Refusal for Sale of Shares

     4.1 Restrictions on Transfer; Exceptions. Each of the Parties agrees that it shall not, either directly or indirectly, sell, transfer or dispose of ("TRANSFER") any Shares during the term of this Agreement, without complying with the terms of this ARTICLE 4; provided, however, that the foregoing restrictions shall not apply to Transfers of shares or other equity interests of EverQ (i) in accordance with SECTIONS 3.4 OR 3.5 or (ii) by any Party to any Affiliate of such Party or (iii) from any Affiliate of such Party to such Party or to any Affiliate of such Party, provided always that the transferring Party remains, and the transferee of such transferred Shares or equity interests agrees in the appropriate form to be, bound by the terms of this Agreement to the same extent that the original Parties are bound thereby. For the avoidance of doubt, a Change of Control in a Party does not trigger the other Party's right of first refusal under this SECTION 4.1.

     4.2 Right to Notice. Other than those Transfers excepted under SECTION 4.1, prior to any Party proposing to Transfer any portion of the Shares held by such Party (the "SUBJECT SHARES") to a Third Party (an "ACQUISITION PROPOSAL"), the proposed transferring Party (the "SELLING PARTY") shall provide to the other Parties (the "NON-SELLING PARTIES") written notice of the Acquisition Proposal, which notice shall include a reasonable description of all material terms and conditions of or related to the Acquisition Proposal (the "ACQUISITION PROPOSAL NOTICE").

     4.3 Exercise of Right of First Refusal. Following receipt of the Acquisition Proposal Notice by the Non-Selling Parties, each of the Non-Selling Parties shall have [****] to provide written notice to the Selling Party (the "ELECTION NOTICE") that it intends to elect to exercise its right of first refusal. After delivery of the Election Notice to the Selling Party, the Parties agree to negotiate in good faith the terms and conditions under which the Non-Selling Party or Parties would acquire [****], all (but not less than all) of the Subject Shares at issue, and the Non-Selling Parties shall have a right of first refusal to purchase all (but not less than all) of the Subject Shares on terms that:

               (i) are reasonably equivalent to the terms set forth in the in the Acquisition Proposal Notice, provided that the Non-Selling Parties shall not have any obligation to agree to any terms which are unique to such Third Party, or

               (ii) are reasonably acceptable to the Selling Party.

The Parties agree that such good-faith negotiations will continue until the earlier of (i) [****] from the date of delivery of the Election Notice or (ii) such negotiations are terminated earlier by agreement between the Parties (the "NEGOTIATION PERIOD"), during which period appropriate representatives of each Party shall, in good faith, make themselves available to meet. During the Negotiation Period, the Non-Selling Parties shall be permitted to conduct appropriate due diligence. Delivery of the Election Notice shall not obligate the Non-Selling Party to purchase the Subject Shares, but shall be delivered in good faith. [****]

     4.4 Right to Sell to Third Party. Subject to compliance with the provisions hereof, including SECTION 4.3 and SECTION 4.5, if (i) all Non-Selling Parties fail to deliver an Election Notice within the time required, (ii) all Non-Selling Parties fail to acquire the Subject Shares before the end of the Negotiation Period and such failure to acquire is not due to the unreasonable delay of the Selling Party or (iii) such negotiations are terminated earlier by agreement between or among the Parties (the earlier to occur is referred to herein as the "LAPSE DATE"), then the Selling Party shall have the right to enter into a transaction with a Third Party to sell the Subject Shares at a price and on terms no more favorable than as set forth in the Acquisition Proposal Notice, provided that such Third Party acquires the Subject Shares within [****] of the Lapse Date (the "SALE PERIOD"). All Parties shall approve such transfer in a shareholders' meeting of EverQ.

     4.5 Reinstatement of Right of First Refusal. In the event that the Third Party fails to acquire the Subject Shares within Sale Period as described in
SECTION 4.4, the Selling Party shall not thereafter Transfer any shares without first again offering such securities to the Non-Selling Party in the manner provided in this ARTICLE IV.

     4.6 Change of Control. The Parties agree that the provisions of this
ARTICLE IV shall not apply to, and shall in no way restrict, any Parties' right or ability to engage in a Change of Control.

     4.7 Co-Selling Rights. In the event that in conjunction with one or a series of transactions contemplated by this Article IV, [****] or more of the outstanding equity interest of EverQ are to be transferred to a third party, such transaction or transactions shall not be completed until such third party shall offer and, if such offer is accepted, agree to acquire the remaining outstanding equity interests of EverQ.

     4.8 Adherence by Third Party. No third party shall become a shareholder in EverQ unless such third party signs a deed of adherence to the rights and obligations imposed by ARTICLE IV, ARTICLE V, SECTIONS 9.5 THROUGH 9.10 AND
ARTICLE X. Such deed of adherence shall be in the form of a notarial deed and, in addition, in a form acceptable by the Parties. All Parties hereby grant power of attorney to the chairman of the supervisory board of EverQ, from time to time, to accept such deed of adherence

     4.9 Relation to Articles of Association. The procedure laid down in SECTIONS 4.2 THROUGH 4.5 above also applies to the offer to the minority shareholders contemplated in Section

5.4, sentence 2, of the Articles of Association. This ARTICLE IV does not alter any provision or provisions contained in the Articles of Association restricting the transfer of shares. However, the Parties shall exercise all voting and other rights available to them to ensure the implementation of the foregoing provisions of this ARTICLE IV and any provisions contained in the Articles of Association restricting transfers of shares are waived or suspended, if applicable, to allow such sales and purchases to proceed as provided above.

                                   ARTICLE V.

                              Term and Termination

     5.1 Term. The term of this Agreement shall commence on the date hereof and shall continue and remain in full force and effect, until this Agreement is terminated in accordance with this ARTICLE 5.

     5.2 Termination by mutual consent.

          (a) This Agreement may be terminated by mutual written consent of all Parties.

          (b) In the event of termination pursuant to SECTION 5.2(A), the consequences of Termination shall be agreed among the Parties in writing, unless the form of a notarial deed is required under German law.

     5.3 Expulsion for Breach

          (a) Any of the Parties to this Agreement who are not in Material Breach of this Agreement (for purposes of this SECTION 5.3, each a "REMOVING PARTY" and collectively "REMOVING PARTIES") may trigger, pursuant to the terms of this SECTION 5.3, the repurchase of all shares of EverQ held by such other Party (an "EXPULSION", and the securities subject to such repurchase, "EXPULSION Securities") if the Party subject to Expulsion (the "BREACHING PARTY") commits a Material Breach of this Agreement or if the Breaching Party becomes subject to a Bankruptcy Event. For the avoidance of doubt, this is an individual right of each Removing Party which is not a Breaching Party.

               (i) If the Breaching Party commits a Material Breach of this Agreement, and if

                    (1) the Material Breach is incurable, the notice of Expulsion ("EXPULSION NOTICE") must be made in writing [****] after the Removing Party learns about the Material Breach.

                    (2) the Material Breach is curable, the Removing Party has to request such cure in writing, [****] after it learns about the Material Breach, granting the Breaching Party a cure period of another [****]. If the Removing

Party fails to cure such Material Breach within the [****], the notice of Expulsion must be made in writing not later than [****] after the expiry of the cure period.

                    (3) For the purposes of this SECTION 5.3, "MATERIAL BREACH" is defined as (A) a material breach of this Agreement or any of the Concurrent Agreements or the Second REC Supply Agreement that has had, or is reasonable likely to have, a material adverse effect on the financial performance or business prospects of EverQ, either in the short-term or the long-term; provided that (B) a Material Breach shall include without limitation the failure of the Breaching Party to comply with its obligation to pay all or any portion of its Equity Commitment or perform its other obligations in accordance with ARTICLE 2.

               (ii) If the Breaching Party becomes subject to a Bankruptcy Event, the Expulsion Notice must be made in writing [****] after the Removing Party learns about the Bankruptcy Event.

          (b) Within a period of [****] after it has delivered an Expulsion Notice, any Removing Party is entitled to start a process to determine the Fair Market Value of the Expulsion Securities by indicating so to the Breaching Party in writing (the "VALUATION REQUEST"). The Valuation Request may be combined with the Expulsion Notice.

          (c) The "FAIR MARKET VALUE" shall be determined based on the fair market value for [****], without regard to any additional amount for a possible control premium, and shall be determined as follows:

               (i) If the Expulsion Securities are publicly traded on a national stock market or exchange, the Fair Market Value shall be deemed [****].

               (ii) If there is no active public market for the Expulsion Securities, the value shall be the Fair Market Value thereof as determined by good faith negotiation between the Parties. If such negotiation fails to determine the Fair Market Value [****] after the date of the Valuation Request, the Fair Market Value shall be determined as follows:

                    (1) Each Party shall retain at its expense an independent third party investment bank or M&A advisor with expertise valuing companies such as EverQ.

                    (2) Subject to execution of customary confidentiality agreements by the independent third-party firms, EverQ shall provide or be caused to provide to each firm all material information, including any material changes in such information, reasonably necessary to value EverQ or reasonably requested by the firms. [****]

                    (3) Within [****] after the Valuation Request pursuant to
SECTION 5.3(B) above, each Party shall submit a final valuation proposal, prepared in writing with a supporting analysis by its retained third-party firm, to the other Party and the other Party's third party firm and to the "ARBITRATOR." The "ARBITRATOR" shall be a Person with expertise in valuing companies in the photovoltaic industry, shall not have a material business relationship with any Party or EverQ and shall be reasonably acceptable to both Parties. If the Parties agree upon a single Arbitrator, the decision of such Arbitrator shall be final and binding on the Parties. If the Parties have not agreed on a single Arbitrator, the Non-Breaching Party or Parties on the one hand and the Breaching Party or Parties on the other hand will each select an Arbitrator satisfying the criteria set forth herein and the selected Arbitrators will select a third. In that case, the decision of a majority of the Arbitrators will control and shall be final and binding on both Parties. In either case, the arbitrator shall submit his decision to the Parties in writing within [****] after receiving the two final valuation proposals.

                    (4) If one Party does not submit in a timely manner a final valuation proposal, then the valuation proposal of the other Party shall be used to establish the Fair Market Value.

          (d) If an Expulsion is initiated pursuant to SECTION 5.3(A), the Removing Party or Parties, notwithstanding any other remedy that they may have pursuant to this Agreement or otherwise under German law, may, within a period of [****] following decision of the Arbitrator pursuant to SECTION 5.3(C)(II)(3), purchase all of the Expulsion Securities legally or beneficially owned by each of the Breaching Parties for a cash amount equal to [****] of such Expulsion Securities (the "EXPULSION CALL RIGHT"). The Expulsion Call Right must be exercised in writing or in the form required under German law (notarial deed if EverQ still is a Limited Liability Company (GmbH)) and delivered to each of the Breaching Parties. If there is more than one Removing Party, they are entitled to the Expulsion Call right pro rata to their shareholdings in EverQ. If one Removing Party does not exercise this right at all or not in full, the other Removing Party is entitled to purchase the remaining shares as well.

          (e) The closing of any purchase and sale of Expulsion Securities shall take place at the office of EverQ within [****] of the exercise of the Expulsion Call Right. At such closing, the aggregate purchase price for such purchase and sale shall be paid in cash or other immediately available funds in exchange for the Expulsion Securities to be sold.

          (f) Promptly upon receiving notice by a Removing Party of its exercise of its rights pursuant to SECTION 5.3(A), the Breaching Party shall take such actions, and cause its Affiliates to take such actions, as may be necessary to enable the Removing Party to consummate its rights.

          (g) Continuation of Business. Subject to SECTION 5.3 (I), during any period in which a Party has the right to purchase or is purchasing the Securities of the other Party pursuant to this SECTION 5.3, EverQ shall continue its business in the ordinary course. The Parties and EverQ shall use their reasonable best efforts to maintain and preserve the business of EverQ pending the consummation of such purchase.

          (h) In each case of Expulsion according to SECTION 5.3 (A), each Party shall have the right to demand that all Parties hold a Shareholders' meeting of EverQ without undue delay and vote in favor of the dissolution and winding up of EverQ in accordance with applicable law and the Articles of Association, if either (i) all of the Removing Parties waive their rights under SECTION 5.3(D) in writing or (ii) none of the Removing Parties has exercised such rights within the three-month period specified in SECTION 5.3(D), unless the Breaching Party has offered to purchase the Shares of all of the Removing Parties at [****], has demonstrated to the Removing Parties' satisfaction that it can complete and provide payment for the shares within [****] of such offer, and the Removing Parties have elected to sell their Shares to the Breaching Party,.

          (i) If the applicable Expulsion Call Right is exercised, the Parties shall cause the License Agreements and the REC Supply Agreements to remain in full force and effect and the Breaching Party's Service Agreement to be terminated. The Parties shall cause the Concurrent Agreements to be terminated if the Parties proceed to dissolution of EverQ, as provided in (h) above (on the effective date of dissolution).

          (j) In the event of any Expulsion pursuant to this SECTION 5.3 and except as otherwise set forth in this Agreement, this Agreement shall cease to have further force or effect on the Breaching Party, provided that this event shall not release any Party from any liability or obligation which has already accrued as of the effective date of such event, and shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a Party may have hereunder, at law, equity or otherwise or which may arise out of or in connection with such event. This Agreement shall remain in full force and effect among the Removing Parties.

          (k) Without limiting any other remedies that may be available to any Removing Party under this Agreement (but, for the avoidance of doubt, not under SECTION 5.3. (A) THROUGH (J)) or under German law, in the event of a Material Breach pursuant to SECTION 5.3(A)(I)(3)(B) in lieu of terminating this Agreement as provided in this SECTION 5.3, the Removing Parties may, after the expiration of any cure period applicable with respect to such Material Breach, upon written notice to EverQ and the Breaching Party, cause the Percentage Interest of the Breaching Party to be reduced to reflect the relative capital contributions of the Parties actually contributed under SECTION 2.3 THROUGH 2.4, in which case the Shares held by the Parties shall be correspondingly adjusted to reflect the Percentage Interests, as adjusted pursuant to this SECTION 5.3(K). The Breaching Party is obliged, to the extent required to obtain the result contemplated by this SECTION 5.3(K), to split its share(s) in EverQ and transfer such share(s) or split share(s), by way of a notarial deed, to the Non-Breaching Parties free of charge and pro rata to their shareholdings in EverQ.

     5.4 Termination after [****].

          (a) Any Party may terminate this Agreement with six months written notice to the other Parties anytime time following [****].

          (b) If this Agreement is terminated pursuant to SECTION 5.4 (A) by one Party, the other Parties may purchase, pro rata to their shareholding in EverQ at the date of termination, the terminating party's Percentage Interest in EverQ of [****] (the "TERMINATION CALL RIGHT").

          (C) SECTION 5.3 (B) THROUGH (J) shall apply correspondingly, provided, however, that the period to exercise the Termination Call Right is extended to [****] following decision of the Arbitrator pursuant to SECTION 5.3. (C) (II)
(3).

     5.5 Termination in Case of Sale and Transfer. If one Party (the "TRANSFERRING PARTY") transfers all of the Shares beneficially owned by it to the other Parties, any Concurrent Agreements to which such Transferring Party is a party shall survive in accordance with their respective terms.

     5.6 Post-Termination Covenants.

          (a) Employee Issues. Each Party shall negotiate in good faith an agreement providing that employees of the other Party working for EverQ (either on a part-time or full-time basis) shall be made available full-time to EverQ for such period as is reasonably required up to three months to effect an orderly transition following the termination of this Agreement. The Parties shall use their reasonable best efforts to make all such employees available on this basis.

          (b) Return of Confidential Information. Upon the termination of this Agreement, each Party, at its own cost, shall promptly return to the Disclosing Party any and all documents and materials constituting or containing Confidential Information of the Disclosing Party which are in its possession or control, or at its option, shall destroy such documents and materials and certify such destruction in writing to the Disclosing Party.

          (c) Survival of Rights and Obligations. The rights and obligations of the Parties under Articles / Sections 3.7, V, VII, VIII, 9.2, 9.3, 9.4, 9.5, 9.6, 9.7 and X shall survive any termination of this Agreement.

                                   ARTICLE VI.

                               Closing Conditions

     6.1 Conditions to Obligations of REC. The obligation of REC to fulfill its obligations under this Agreement shall be subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by
REC:

          (a) Articles of Association. E and Q shall have voted to amend the Articles of Association in accordance with the form set forth in EXHIBIT A-1.

          (b) Supervisory Board Composition. The authorized size of the Supervisory Board of EverQ shall have been established at four (4) positions and Erik Sauar shall have been appointed to the Supervisory Board.

     6.2 Conditions to the Obligations of E and Q. The obligation of E and Q to fulfill their obligations under this Agreement shall be subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by E and Q:

          (a) Legal Opinion. REC shall have received an opinion addressed to E andQ, dated 2 November 2005, of REC's external legal adviser, law firm Selmer, in a form and substance reasonably satisfactory to E and Q.

                                  ARTICLE VII.

                                   Warranties

     7.1 Warranties of Q. Q hereby warrants in the form of an independent no fault guarantee (rechtlich selbstaendiges verschuldensunabhaengiges Garantieversprechen) within the meaning of Sec. 311 paragraph (1) German Civil Code (Buergerliches Gesetzbuch) to REC and E as follows:

          (a) Organization, Authority and Qualification. Q is a corporation or other organization duly organized, validly existing and in good standing under the laws of Germany. Q has all necessary power and authority to enter into this Agreement and the Concurrent Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Q is duly licensed or qualified to do business in Germany. The execution and delivery by Q of this Agreement and the Concurrent Agreements to which it is a party, the performance by Q of its obligations hereunder and thereunder and the consummation by Q of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Q, and no other corporate proceedings on the part of Q or any of its Affiliates are required in connection therewith. This Agreement has been, and upon its execution, each of the other Concurrent Agreements to which Q is a party, will be, duly executed and validly delivered by Q, and

(assuming, if applicable, due authorization, execution and delivery by each of the other Parties hereto and thereto) this Agreement constitutes and, upon its execution, each of the other Concurrent Agreements to which Q is a party, shall constitute, a legal, valid and binding obligation of Q, enforceable against Q in accordance with its terms.

          (b) No Conflict. The execution, delivery and performance by Q of this Agreement and the Concurrent Agreements to which it is a party do not and will not (a) violate or conflict with any provision of its Articles of Association, by-laws or similar organizational documents, or (b) conflict with or violate in any material respect any German law or Governmental Order applicable to Q or any of its assets, properties or business.

          (c) Consents and Approvals. The execution, delivery and performance by Q of this Agreement and the Concurrent Agreements to which it is a party do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority or other Third Party.

          (d) Absence of Litigation. There is no legal or regulatory action pending or, to the knowledge of Q, threatened against Q that seeks to restrain or enjoin or otherwise challenge the legality, validity or enforceability of this Agreement or the Concurrent Agreements to which Q is a party.

          (e) Compliance with Laws; Permits. To the extent required to execute and consummate this Agreement and the Concurrent Agreements or except as would not materially impair Q's ability to perform its obligations hereunder and thereunder:

               (i) Q is not in conflict in any material respect with, in material default under, or in material violation of, any Laws or Governmental Orders applicable to Q's business, or by which Q believes it is reasonably likely to be bound or affected. There is no material judgment, injunction, order or decree that is binding upon Q which has, or would reasonably be expected to have, the effect of prohibiting or materially impairing the conduct of EverQ as currently contemplated to be conducted following the Closing Date.

               (ii) Q and its Affiliates currently hold all material permits, licenses, authorizations, certificates, exemptions, registrations and approvals of Governmental Authorities (collectively, "PERMITS") necessary or proper for the current operation of its business, such Permits are in full force and effect, and no suspension, cancellation or non-renewal of any such Permit is pending or, to the knowledge of the Q Parties, threatened.

          (f) Intellectual Property. To the extent required to execute and consummate this Agreement and the Concurrent Agreements or except as would not materially impair Q's ability to perform its obligations hereunder and thereunder, no contracts, licenses or agreements to which Q is a party (including, without limitation, this Agreement and the Q License Agreement and the transactions contemplated herein and therein) or, to the knowledge of Q, by operation of law, will:

               (i) Result in EverQ, REC or E being bound by, or subject to, any non-compete, exclusivity restriction or other restriction on the operation or scope of its businesses; or

               (ii) Result in EverQ, REC or E being obligated to pay any royalties or other amounts to any Third Party.

               (iii) Grant to any Third-Party any right to or with respect to any Intellectual Property owned by, or licensed to, EverQ, REC or E.

          (g) No Undisclosed Liabilities. Q has no Liabilities which, individually or in the aggregate, could be reasonably expected to impair, prevent or delay Q from performing any of its obligations under this Agreement.

          (h) During the period beginning on 1 January 2005 and ending on the Signing Date, Q has not suffered or been affected by any event (or events) that has had or is reasonably likely to have a material adverse effect on the financial performance or business prospects of Q, either in the short-term or the long-term.

     7.2 Warranties of E. E hereby warrants in the form of an independent no fault guarantee (rechtlich selbstaendiges verschuldensunabhaengiges Garantieversprechen) within the meaning of Sec. 311 paragraph (1) German Civil Code (Buergerliches Gesetzbuch) to REC and Q as follows:

          (a) Organization, Authority and Qualification. E is a corporation or other organization duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. E has all necessary power and authority to enter into this Agreement and the Concurrent Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by E of this Agreement and the Concurrent Agreements to which it is a party, the performance by E of its obligations hereunder and thereunder and the consummation by E of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of E, and no other corporate proceedings on the part of E or any of its Affiliates is required in connection therewith. This Agreement has been, and upon its execution, each of the other Concurrent Agreements to which E is a party will be, duly executed and validly delivered by E, and (assuming, if applicable, due authorization, execution and delivery by each of the other Parties hereto and thereto) this Agreement constitutes and, upon its execution, each of the other Concurrent Agreements to which it is a party shall constitute, a legal, valid and binding obligation of E, enforceable against E in accordance with its terms.

          (b) No Conflict. The execution, delivery and performance by E of this Agreement and the Concurrent Agreements to which it is a party do not and will not (a) violate or conflict with any provision of its certificate of incorporation or by-laws or similar organizational documents, or(b) conflict with or violate in any material respect any Law or Governmental Order applicable to E or any of its assets, properties or business.

          (c) Consents and Approvals. The execution, delivery and performance by E of this Agreement and the Concurrent Agreements to which it is a party do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority or other Third Party, where failure to obtain such consent, approval, authorization, order or action, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to prevent or materially delay E from performing any of its material obligations under this Agreement or the Concurrent Agreements to which it is a party.

          (d) Absence of Litigation. There is no legal or regulatory action pending or, to the knowledge of E, threatened against E that seeks to restrain or enjoin or otherwise challenge the legality, validity or enforceability of this Agreement or the Concurrent Agreements to which it is a party.

          (e) Compliance with Laws; Permits. To the extent required to execute and consummate this Agreement and the Concurrent Agreements or except as would not materially impair E's ability to perform its obligation hereunder and thereunder:

               (i) E is not in conflict in any material respect, in material default under or in material violation of, any Laws or Governmental Orders applicable to E's business or by which E believes it is reasonably likely to be bound or subject. There is no material judgment, injunction, order or decree that is binding upon E which has, or would reasonably be expected to have, the effect of prohibiting or materially impairing the conduct of EverQ as currently contemplated to be conducted following the Closing Date.

               (ii) E and its Affiliates currently hold all material Permits necessary or proper for the operation of its business as currently conducted, such Permits are in full force and effect, and no suspension, cancellation or non-renewal of any such Permit is pending or, to its knowledge, threatened.

          (f) Intellectual Property. To the extent required to execute and consummate this Agreement and the Concurrent Agreements or except as would not materially impair E's ability to perform its obligation hereunder and thereunder, no contracts, licenses or agreements to which E is a party (including without limitation this Agreement and the E License Agreement and the transactions contemplated herein or therein) or, to the knowledge of E, by operation of law, will:

               (i) Result in EverQ, REC or Q being bound by, or subject to, any non-compete, exclusivity restriction or other restriction on the operation or scope of its businesses; or

               (ii) Result in EverQ, REC or Q being obligated to pay any royalties or other amounts to any Third Party.

               (iii) Grant to any Third-Party any right to or with respect to any Intellectual Property owned by, or licensed to, EverQ, REC or Q.

          (g) No Undisclosed Liabilities. E has no Liabilities which, individually or in the aggregate, could be reasonably expected to impair, prevent or delay E from performing any of its obligations under this Agreement.

          (h) During the period beginning on 1 January 2005 and ending on the Signing Date, E has not suffered or been affected by any event (or events) that has had or is reasonably likely to have a material adverse effect on the financial performance or business prospects of E, either in the short-term or the long-term.

     7.3 Warranties of REC. REC hereby warrants in the form of an independent no fault guarantee (rechtlich selbstaendiges verschuldensunabhaengiges Garantieversprechen) within the meaning of Sec. 311 paragraph (1) German Civil Code (Buergerliches Gesetzbuch) to E and Q as follows:

          (a) Organization, Authority and Qualification. REC is a corporation or other organization duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. REC has all necessary power and authority to enter into this Agreement and the Concurrent Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by REC of this Agreement and the Concurrent Agreements to which it is a party, the performance by REC of its obligations hereunder and thereunder and the consummation by REC of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of REC, and no other corporate proceedings on the part of REC or any of its Affiliates is required in connection therewith. This Agreement has been, and upon its execution, each of the other Concurrent Agreements to which REC is a party will be, duly executed and validly delivered by REC, and (assuming, if applicable, due authorization, execution and delivery by each of the other Parties hereto and thereto) this Agreement constitutes and, upon its execution, each of the other Concurrent Agreements to which it is a party shall constitute, a legal, valid and binding obligation of REC, enforceable against REC in accordance with its terms.

          (b) No Conflict. The execution, delivery and performance by REC of this Agreement and the Concurrent Agreements to which it is a party do not and will not (a) violate or conflict with any provision of its certificate of incorporation or by-laws or similar organizational documents, or(b) conflict with or violate in any material respect any Law or Governmental Order applicable to REC or any of its assets, properties or business.

          (c) Consents and Approvals. The execution, delivery and performance by REC of this Agreement and the Concurrent Agreements to which it is a party do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority or other Third Party, where failure to obtain such consent, approval, authorization, order or action, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to prevent or materially delay REC from performing any of its material obligations under this Agreement or the Concurrent Agreements to which it is a party.

          (d) Absence of Litigation. There is no legal or regulatory action pending or, to the knowledge of REC, threatened against REC that seeks to restrain or enjoin or otherwise challenge the legality, validity or enforceability of this Agreement or the Concurrent Agreements to which it is a party.

          (e) Compliance with Laws; Permits. To the extent required to execute and consummate this Agreement and the Concurrent Agreements or except as would not materially impair REC's ability to perform its obligation hereunder and thereunder:

               (i) REC is not in conflict in any material respect, in material default under or in material violation of, any Laws or Governmental Orders applicable to REC's business or by which REC believes it is reasonably likely to be bound or subject. There is no material judgment, injunction, order or decree that is binding upon REC which has, or would reasonably be expected to have, the effect of prohibiting or materially impairing the conduct of EverQ as currently contemplated to be conducted following the Closing Date.

               (ii) REC and its Affiliates currently hold all material Permits necessary or proper for the operation of its business as currently conducted, such Permits are in full force and effect, and no suspension, cancellation or non-renewal of any such Permit is pending or, to its knowledge, threatened.

          (f) Intellectual Property. To the extent required to execute and consummate this Agreement and the Concurrent Agreements or except as would not materially impair REC's ability to perform its obligation hereunder and thereunder, no contracts, licenses or agreements to which E is a party (including without limitation this Agreement and the REC License Agreement and the transactions contemplated herein or therein) or, to the knowledge of REC, by operation of law, will:

               (i) Result in EverQ, E or Q being bound by, or subject to, any non-compete, exclusivity restriction or other restriction on the operation or scope of its businesses; or

               (ii) Result in EverQ, E or Q being obligated to pay any royalties or other amounts to any Third Party.

               (iii) Grant to any Third-Party any right to or with respect to any Intellectual Property owned by, or licensed to, EverQ, E or Q.

          (g) No Undisclosed Liabilities. REC has no Liabilities which, individually or in the aggregate, could be reasonably expected to impair, prevent or delay REC from performing any of its obligations under this Agreement.

     During the period beginning on 1 January 2005 and ending on the Signing Date, REC has not suffered or been affected by any event (or events) that has had or is reasonably likely to have a material adverse effect on the financial performance or business prospects of REC, either in the short-term or the long-term.

     7.4 Additional Representations and Warranties by EVERQ. EverQ represents and warrants that, as of the date of this Agreement:

          (a) The Accounts and the Opening Balance Sheet.

               (i) The Preliminary Balance Sheet of EverQ, a copy of which is attached hereto as EXHIBIT 7.4.(A) (the "EVERQ BALANCE SHEET"), fairly presents the financial position of EverQ in all material respects as of 30 September 2005 (the "BALANCE SHEET DATE") and the EverQ Balance Sheet has been prepared in compliance with generally accepted accounting principles;

               (ii) Since the Balance Sheet Date, EverQ has not incurred other material liabilities other than liabilities which have arisen since the Balance Sheet Date in the ordinary course of the business of EverQ.

               (iii) As of the Balance Sheet Date EverQ has no material debts, liabilities or obligations which are not disclosed, reflected or reserved in the EverQ Balance Sheet.

          (b) The Assets. With the exception of (aa) securities granted by EverQ to its banks and (bb) customary reservation of title, EverQ has legal title to all assets included in the EverQ Balance Sheet, and any such assets are free of any encumbrance which materially reduces its value;

          (c) Real Estate.

               (i) EverQ has legal right, through ownership or rent, to use to all its real property;

               (ii) The real property of EverQ has no defects which limit its use for the business activities carried out by EverQ;

          (d) Intellectual Property Rights.

               (i) All intellectual property rights, technology and know how used in the conduct of the contemplated operational business of EverQ, including but not limited to the String Ribbon Technology, have been validly licensed by EverQ

               (ii) As of the date of this Agreement, no claims for violation of intellectual property rights of a third party have been asserted in law suit or otherwise in writing against EverQ, and to the knowledge of EverQ, the operations of EverQ do not infringe intellectual property rights of third parties.

          (e) Personnel and Pensions.

               (I) EXHIBIT 7.4 (E) contains a anonymous, but otherwise complete list and description, status November 1st, 2005 of employees and all salary, pension and other employment benefits and all other benefit plans for the employees of EverQ;

               (ii) There are no schemes in operation entered into or issued by EverQ under which any employee is entitled to a commission, bonus or other remuneration calculated by reference to all or part of the turnover, profits or sales of the operations of EverQ, nor are there any share incentive or share option schemes proposed or in operation in relation to EverQ, nor are there any agreements under which any present or former employee, director, agent or representative is entitled to a sum as a result of the transactions contemplated hereby.

          (f) Agreements and Undertakings.

               (i) EverQ is not bound by any Material Agreement other than the agreements listed in EXHIBIT 7.4 (F);

               (ii) To the knowledge of EverQ, the agreements listed in EXHIBIT
7.4 (F) are legally binding and in full force and effect;

               (iii) The agreements and undertakings listed in EXHIBIT 7.4 (F) have been entered into at adequate customary and arms length terms and conditions and EverQ is not in material breach of its obligations under such agreements and undertakings;

               (iv) Other than as contemplated by these agreements, EverQ has not entered into any guarantee or similar agreements ensuring the performance of the obligations of any third party.

          (g) The Activities of EverQ.

               (i) EverQ's activities have to date been conducted in accordance with applicable laws, regulations, permits and authorisations;

               (ii) EverQ has all licenses and consents necessary to own and operate its assets and to carry on its business as currently conducted and, to the best knowledge of EverQ, there are no circumstances that may result in revocation, suspension or modification of any of those licenses or consents or that might prejudice their renewal;

          (h) Taxes and Charges. As of the Balance Sheet Date, EverQ has no tax obligations which are not disclosed in the EverQ Balance Sheet.

          (i) Insurance. The insurance coverage purchased by EverQ, status November 5, 2005 is listed in EXHIBIT 7.4 (H).

          (j) Litigation.

               (i) EverQ is not involved in any litigation, arbitration or any other dispute, and EverQ is not aware of anything which may give rise to any such litigation, arbitration or dispute;

               (ii) EverQ is not subject to any investigation, inquiry, or enforcement proceedings or process by any governmental, administrative of regulatory bide nor is EverQ aware of anything which may give rise to such investigation, inquiry, or process.

          (k) Environment. To the best knowledge of EverQ, there are no facts or circumstances which will give rise to any actual or potential environmental liability on the part of EverQ. EverQ has not received any notice or intimation of any complaint or claim from any person in respect of any matter which could give rise to environmental liability on the part of EverQ.

          (l) Documentation. As of the Closing Date all documentation concerning EverQ, such as minutes of meetings of the Board of Directors and the shareholders, contracts, undertakings, Government permits, books and accounts, etc., will be freely available to REC.

          (m) Suppliers and Customers.

               (i) No supplier to EverQ has ceased/reduced or has informed EverQ that it will cease/reduce supplying EverQ;

               (ii) No customer of EverQ has terminated or has informed EverQ that it will terminate any contract with EverQ or withdrawn or materially reduced its customs with it.

     7.5 Additional Representations and Warranties by E and Q pertaining to
EverQ.

          (a) E and Q represent and warrant, severally and not jointly, that:

               (i) EverQ is founded and legally established under the laws of Germany and registered in the commercial register of the local court at Stendal with the registration no. HRB 4769 and with a registered share capital of [****] fully paid in;

               (ii) As of Closing Date and subject to registration by the local court, EverQ will have the articles of association as attached as EXHIBIT A;

               (iii) E and Q have good and marketable title to the shares to be transferred to REC under this Agreement;

               (iv) Upon consummation of the transfer of shares as contemplated herein, REC will acquire from E and Q, respectively, good and marketable title to the shares, free and clear of all liens and other encumbrances, with the exception of the transfer restrictions as laid down in this Agreement or the articles of association. No option has been granted to any other person to acquire such shares, nor are there any pre-emption rights;

               (v) E and Q have the full right, power and authority to transfer, convey and sell the shares to REC at Closing;

               (vi) As of the date of this Agreement, no resolutions have been made by any of E and Q regarding issue of (i) new shares diluting REC's ownership interest or requiring any contribution, (ii) convertible debt instruments, (iii) debt instruments with a right of option to subscribe to new shares or (iv) participating debt instruments.

          (b) EverQ's Representations and Warranties E and Q represent and warrant, severally and not jointly, that, to the best of their respective knowledge, the representations and warranties given by EverQ in Section 7.4 are true and not misleading as of the date of this Agreement.

                                  ARTICLE VIII.

                     Liability and Limitations of Liability

     8.1 Liability. In the event of a breach of any of the Warranties given by any of the Parties (the "INDEMNIFYING PARTY") in Article VII or in that Party's License Agreement, the other Parties and EverQ, each individually, shall have the right to request in writing that the Indemnifying Party puts EverQ in the position that it would have been in, had there been no breach of Warranty. If, within eight weeks of such a request, the Indemnifying Party has not complied with the request, or if such remedy is impossible, the Indemnifying Party shall indemnify EverQ in cash. If EverQ has become insolvent as a result of such breach, or in the case and to the extent that the other Parties have suffered a damage in excess or outside of the loss in value of their respective holding in EverQ, the other Parties shall have the right to request in writing that the Indemnifying Party indemnifies the other Parties in cash. For the avoidance of doubt: The Indemnifying Party will not be obligated to double compensate the same loss to either of the other Parties and EverQ.

     8.2 Definitions. All of the claims described in SECTION 8.1 above shall be referred to as the "INDEMNIFIABLE CLAIMS." Any party seeking such indemnification is hereafter referred to as an "INDEMNIFIED PARTY".

     8.3  Determination of the Amount of Damage.

          (a) For the purpose of this ARTICLE 8, the damage shall consist of the amount necessary to cure any event or set of facts causing such Warranty to be breached or the loss in value of EverQ caused by such breach, whichever amount is higher.

          (b) In case of dispute, the amount of such damage (but for the avoidance of doubt, not the existence of a breach) shall be determined by an expert arbitrator ("Schiedsgutachter"). The expert arbitrator shall be a partner of an internationally recognized accounting firm. If the Parties cannot agree on the selection of such expert arbitrator within two weeks after receipt of a request to appoint such arbitrator, the appointment shall be made by the President of the Chamber of Industry and Commerce of Berlin. The decision of such arbitrator shall be final and binding on the Parties and EverQ. The costs of such arbitrator shall be borne by the Indemnifying Party and the Indemnified Party respectively in proportion to their relative success according to the determination delivered by the expert arbitrator who shall also determine such proportion.

     8.4 Limitations of Liability for Breach of Warranties.

          (a) Each Indemnifying Party shall (in all cases) only be liable for breach of Warranties under Article 7 to an Indemnified Party in respect of a claim if the aggregate amount of all claims for which the relevant Indemnifying Party would otherwise be liable under this Agreement to the relevant Indemnified Party exceeds EUR 100,000.00 (in which case, however, the relevant Indemnified Party shall be entitled to claim the total amount of such claims and not merely the excess above said EUR 100,000.00).

          (B) All claims for breach of Warranties are limited in time until (verjaehren am) December 31, 2007; in the case that a warranty relating to Intellectual Property is breached, including, without limitation, warranties under the License Agreements, the period of limitation (Verjaehrungsfrist) expires one year after the termination of this Agreement.

     8.5 GENERAL LIMITATION OF LIABILITY. EACH PARTY SHALL (IN ALL CASES) ONLY BE LIABLE TO THE OTHER PARTIES OR EVERQ TO THE EXTENT THAT THE AGGREGATE AMOUNT OF ITS LIABILITY FOR ALL CLAIMS OF WHATSOEVER NATURE MADE UNDER THIS AGREEMENT AND THE LICENSE AGREEMENTS IS LIMITED TO EUR 15 MILLION, PROVIDED, HOWEVER, THAT THE LIMITATIONS SET FORTH IN THIS SECTION 8.5 SHALL NOT APPLY IN THE CASE OF FRAUD OR WILLFUL INTENT.

                                   ARTICLE IX.

                              Additional Agreements

     9.1  Marketing.

          (a) EverQ shall always have the right to directly market its output of Wafers, Cells, and Modules.

          (b) If EverQ determines to market, distribute or sell Cells, Wafers or Modules, as the case may be, via intermediaries, distribution partners, sales agents or the like, it shall invite third parties to declare their interest to participate in such marketing activities. In such a procedure, the Parties shall be entitled to declare their interest as well. EverQ shall negotiate with all the interested parties in good faith for not less than [****], and upon mutual agreement, the negotiation period may be continued as long as necessary or productive. The final decision shall be subject to approval by the Supervisory Board.

          (c) If any marketing agreement is entered into with E, Q or REC (individually, the "RECIPIENT PARTY"), the Parties shall take all actions to cause the pricing of EverQ's output to be based on an arms-length transfer price to provide a reasonable margin for both EverQ and the Recipient Party, taking into account the Recipient Party's anticipated marketing and distribution costs as well as anticipated market prices.

     9.2 Q Manufacturing Right of First Refusal.

          (a) During the term of this Agreement and only for so long as E remains a shareholder of EverQ, whenever E or Affiliates (and references to E in this section 9.2 are deemed to include E Affiliates) wishes to form an Alternative Venture [****], E will first offer Q a right of first refusal with respect to participation in such [****] pursuant to the provisions of SECTION 9.2(B) AND (C).

          (b) In the event that E determines to pursue the formation of an [****], E shall deliver written notice to Q, offering Q the right of first refusal to participate in any such [****], which notice shall refer to this section of this Agreement and, subject to Q entering into a confidentiality agreement reasonably satisfactory to E with respect to the existence of the notice and the subject matter thereof, provide a description of the general framework of the [****], including without limitation the proposed purpose and business objectives of the [****] and the contributions proposed to be required of the parties to the [****] (the "E FIRST REFUSAL NOTICE"). Upon the receipt of E First Refusal Notice, Q shall have [****] to confirm in writing to E that it wishes to commence negotiations relating thereto (the "Q CONFIRMATION NOTICE"). Upon E's receipt of the Q Confirmation Notice, E and Q shall commence negotiations in good faith regarding the terms and conditions of an agreement concerning the [****]. The parties will negotiate in good faith for not less than [****], and upon mutual agreement, the negotiation period may be continued as long as necessary or productive.

          (c) If the parties execute a definitive agreement concerning the [****], then the parties will be bound by such agreement. If a definitive agreement is not executed [****] after the initial [****] negotiation period, then either party, upon written notice to the other, may end negotiations. Upon the end of negotiations (or, alternatively, if Q did not provide the Q Confirmation Notice [****] after receipt of the E First Refusal Notice), the applicable right of first refusal shall have no further effect and, without limiting the foregoing, E may enter into an [****] with a Third Party within the parameters of the general framework set forth in the E First Refusal Notice. The final conditions may not be materially more favorable to the Third Party, taken as a whole, than the last conditions offered to Q (and if in fact more favorable, Q may elect to enter into that [****] on those terms in lieu of the Third Party). Q shall not have any obligation to agree to any terms which are unique to the third party. The final agreement with the Third Party is to be submitted promptly to a person nominated by Q bound by a professional duty of secrecy (Berufsverschwiegenheit).

          (d) For the avoidance of doubt: During the term of this Agreement, whenever E wishes to form one or more additional [****] after an E First Refusal Notice has been provided, the procedure pursuant to the provisions of SECTION 9.2(B) THROUGH (C) shall be repeated.

     9.3 REC Manufacturing Right of First Refusal .

          (a) During the term of this Agreement, and only for so long as E shall remains a shareholder of EverQ, whenever E or Affiliates (and references to E in this SECTION 9.3 are deemed to include E Affiliates) wishes to form an Alternative Venture active [****], E will first offer REC a right of first refusal with respect to participation in such [****] pursuant to the provisions of SECTION 9.3(B) AND (C).

          (b) In the event that E determines to pursue the formation of an [****], E shall deliver written notice to REC, offering REC the right of first refusal to participate in any such [****], which notice shall refer to this section of this Agreement and, subject to REC entering into a confidentiality agreement reasonably satisfactory to E with respect to the existence of the notice and the subject matter thereof, provide a description of the general framework of the [****], including without limitation the proposed purpose and business objectives of the [****] and the contributions proposed to be required of the parties to the [****] (the "E FIRST REFUSAL NOTICE"). Upon the receipt of E First Refusal Notice, REC shall have [****] to confirm in writing to E that it wishes to commence negotiations relating thereto (the "REC CONFIRMATION NOTICE"). Upon E's receipt of the REC Confirmation Notice, E and REC shall commence negotiations in good faith regarding the terms and conditions of an agreement concerning the [****]. The parties will negotiate in good faith for not less than [****], and upon mutual agreement, the negotiation period may be continued as long as necessary or productive.

          (c) If the parties execute a definitive agreement concerning the [****], then the parties will be bound by such agreement. If a definitive agreement is not executed [****] after the initial [****] negotiation period, then either party, upon written notice to the other, may end negotiations. Upon the end of negotiations (or, alternatively, if REC did not provide the REC Confirmation Notice within [****] after receipt of the E First Refusal Notice), the applicable right of first refusal shall have no further effect and, without limiting the foregoing, E may enter into an [****] with a third party within the parameters of the general framework set forth in the E First Refusal Notice. The final conditions may not be materially more favorable to the third party, taken as a whole, than the last conditions offered to REC (and if in fact more favorable, REC may elect to enter into that [****] on those terms in lieu of the third party). REC shall not have any obligation to agree to any terms which are unique to the third party. The final agreement with the third party is to be submitted promptly to a person nominated by REC bound by a professional duty of secrecy (Berufsverschwiegenheit).

          (d) For the avoidance of doubt: During the term of this Agreement, whenever E wishes to form one or more additional [****] after an E First Refusal Notice has been provided, the procedure pursuant to the provisions of SECTION 9.3(B) THROUGH (C) shall be repeated.

          (e) REC shall not be entitled to exercise or otherwise avail itself of the rights set forth in this Section 9.3 if (i) REC or SGS materially breaches any continuing supply agreement with E or EverQ or (ii) if REC or SGS shall have failed to offer to EverQ the Second REC Supply Agreement and EverQ shall have entered into one or more corresponding (in terms of similar duration or volume) supply agreements with one or more third parties.

     9.4 Relation of Sections 9.2 and 9.3. If an Alternative Venture falls under both SECTION 9.2 AND SECTION 9.3 and both Q and REC submit their respective Confirmation Notice, the Parties shall commence three partite negotiations. Unless agreed otherwise between Q and REC, such part of the Alternative Venture that shall not remain with E shall be offered to Q and REC [****].

     9.5 [****]. During the term of this Agreement, and for a period of [****] after its expiration or termination, neither Q nor REC shall, directly or indirectly, engage in a [****]

          (a) Subject to SECTION 9.5(C) below, [****]

          (b) [****]

          (c) The covenants contained in SECTION 9.5(A) shall be construed as a series of separate covenants, one for each county, city, state and country of the geographic scope. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in SECTION 9.5(A). If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this SECTION 9.5 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

          (d) Each Party agrees that if it breaches any provision of this
SECTION 9.5, the other Party shall be entitled to, in addition to any other right or remedy otherwise available to it, an injunction from a German court restraining such breach or threatened breach and to seek specific performance of any such provision of this SECTION 9.5.

          (e) If Q or REC wish to engage in a [****], they will need the prior written approval of E which approval shall not be unreasonably withheld if the envisaged [****] employs a technology that is, from a jointly appointed independent expert's point of view, not closely related to the technology employed by E.

     9.6 Cooperation to Pursue Tax Efficiencies. For so long as at least two Parties beneficially own any Shares, such Parties shall and shall cause their Affiliates to assist each other and EverQ to pursue any and all tax efficiencies available to:

          (a) EverQ in the operation of its business; and

          (b) the other Parties as shareholders of EverQ; provided that neither Party shall be required to expend any monies or incur any cost or liability in connection therewith. Without limiting the foregoing, the Parties acknowledge that E intends to pursue tax efficiencies with respect to its ownership of and contributions to EverQ within the six month period following the Closing Date, and Q and REC agree to cooperate with E in the achievement of those efficiencies, including by amending this Agreement or any of the Concurrent Agreements, so long as any action taken with respect to the achievement of E's tax efficiencies neither alters the fundamental agreements of the Parties or otherwise adversely affects Q or REC or EverQ. Without limiting the foregoing, the Parties expressly agree that at the discretion of E, the Parties shall cause EverQ to make an election under Treas. Reg. Section 1.7701-3(c) to be treated as a partnership for U.S. federal income tax purposes and no Party shall take any action inconsistent with such election, so long as such election neither alters the fundamental agreements of the Parties or otherwise adversely affects Q or REC or EverQ.

     9.7  Confidentiality.

          (a) Definition. "CONFIDENTIAL INFORMATION" means any information: (i) disclosed by one Party (the "DISCLOSING PARTY") to any other Party (the "RECEIVING PARTY"), which, if in written, graphic, machine-readable or other tangible form is marked as "CONFIDENTIAL" or "PROPRIETARY", or which, if disclosed orally or by demonstration, is identified at the time of initial disclosure as confidential and reduced to writing and marked "CONFIDENTIAL" within [****] of such disclosure; or (ii) which is otherwise referred to as Confidential Information under this Agreement or any License Agreement.

          (b) Confidential Information and Exclusions. Notwithstanding SECTION 9.5(A) (Definition) above, Confidential Information shall exclude information that: (i) was independently developed by the Receiving Party without using any of the Disclosing Party's Confidential Information; (ii) becomes known to the Receiving Party, without restriction, from a source other than the Disclosing Party that had a right to disclose it; (iii) was in the public domain at the time it was disclosed or becomes in the public domain through no act or omission of the Receiving Party; or (iv) was rightfully known to the Receiving Party, without restriction, at the time of disclosure.

          (c) Confidentiality Obligation. The Receiving Party shall treat as confidential all of the Disclosing Party's Confidential Information and shall not use such Confidential Information except as expressly permitted under this Agreement or a License Agreement or in connection with EverQ's activities. Without limiting the foregoing, the Receiving Party shall use at least the same degree of care that it uses to prevent the disclosure of its own confidential information of like importance, but in no event with less than reasonable care, to prevent the disclosure of the Disclosing Party's Confidential Information, subject to SECTION 9.5(D) (Legal Disclosure) below.

          (d) Legal Disclosure. Notwithstanding anything herein to the contrary, a Receiving Party has the right to disclose Confidential Information without the prior written consent of the Disclosing Party: (i) as required by any court or other Governmental Authority, or by any stock exchange the shares of any Party are listed on; (ii) as otherwise required by law, or (iii) as advisable or required in connection with any government or regulatory filings, including without limitation, filings with any regulating authorities covering the relevant financial markets. If a Receiving Party believes that it will be compelled by a court or other authority to disclose Confidential Information of the Disclosing Party, it shall give the Disclosing Party prompt written notice so that the Disclosing Party may take steps to oppose such disclosure.

          (e) Remedies. If a Receiving Party breaches any of its obligations under this SECTION 9.7, the Disclosing Party shall be entitled to seek equitable relief to protect its interest therein, including injunctive relief, as well as money damages.

          (f) General Knowledge. The Receiving Party shall have no obligation to limit or restrict the assignment of its employees or consultants as a result of their having had access to the Disclosing Party's Confidential Information. The restrictions regarding Confidential

Information shall not be construed to limit any Party's right to independently develop or acquire products, processes or concepts without use of the Disclosing Party's Confidential Information, even if similar. Furthermore, notwithstanding the restrictions regarding Confidential Information, the Receiving Party shall be free to use for any purpose the general knowledge resulting from access to work with or exposure to the Disclosing Party's Confidential Information, provided that the Receiving Party shall maintain the confidentiality of the Confidential Information as provided herein. The term "GENERAL KNOWLEDGE" means information in non-tangible form which may be retained by persons who have had access to Disclosing Party's Confidential Information, including ideas, concepts, know-how or techniques contained therein.

     9.8 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, all Parties shall each use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the other the benefits contemplated by this Agreement.

     9.9  Standstill.

          (a) For a period commencing with the date hereof and [****], neither Q nor any of its agents shall,, without the prior written consent of E or its board of directors: acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of E or any subsidiary thereof, or of any successor to or person in control of E, or any assets of E or any subsidiary or division thereof or of any such successor or controlling person; make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the rules of the Securities and Exchange Commission ("SEC")), or seek to advise or influence any person or entity with respect to the voting of any voting securities of E; make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving E or any of its securities or assets; form, join or in any way participate in a "group" as defined in Section 13(d)(3) of the Exchange Act, in connection with any of the foregoing; otherwise act or seek to control or influence the management, Board of Directors or policies of E; take any action that could reasonably be expected to require E to make a public announcement regarding the possibility of any of the events described in this SECTION 9.9; or request E or any of its agents, directly or indirectly, to amend or waive any provision of this SECTION 9.9.

          (b) The restrictions in this SECTION 9.9 shall apply, mutatis mutandis,

               (i) to E and its agents regarding any transactions in any voting securities of Q and / or REC, and

               (ii) to Q and its agents regarding any transactions in any voting securities of REC.

               (iii) to REC and its agents regarding any transactions in any voting securities of E and / or Q.

     9.10 Employee Matters. Pursuant to the Services Agreements, to be entered into [****] of the Signing Date, the Parties intend to provide certain infrastructure, management, operational, technology support, engineering, development and other services to EverQ. In addition, the Parties intend to use commercially reasonable efforts to hire and retain employees for EverQ. The Parties shall cause the employees and agents of EverQ to abide by E's, and, whenever applicable, Q's and REC's, public company policies, including without limitation E's, and, whenever applicable, Q's and REC's, insider trading policy and obtain a written acknowledgement from each such employee and agent acknowledging that such employee or agent is subject to such policies.

     9.11 Covenant Regarding REC Services Agreement . The Parties shall, and shall cause EverQ to enter into the REC Services Agreements within [****] following the Signing Date. The services provided by REC pursuant to the REC Services Agreements (i) shall be provided by REC to EverQ on a market-rate or cost-plus basis, and (ii) shall include, but not be limited to the following services: general advice regarding management issues in connection with the establishment and expansion of EverQ; assistance with management staff selection and recruitment process; advice regarding corporate and organizational structure considerations; advice and support regarding the EverQ financing activities; advice and assistance in EverQ and administrative matters, making, where appropriate, the Parties' suppliers available to EverQ and advising EverQ staff in this respect; advice and support in connection with the transfer of the Parties' technology to EverQ; technology support; design and engineering support; and human resources management and recruitment support. The Services Agreement shall provide that the provision of services by the Parties prior to the execution and delivery of the Services Agreement shall be deemed to have been provided on the terms and conditions of the Services Agreement as if the Services Agreements were entered into on the Closing Date.

                                   ARTICLE X.

                                  Miscellaneous

     10.1 Expenses . Except as specifically provided for in this Agreement, each of the Parties shall bear its respective expenses, costs and fees (including attorneys' fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and the Concurrent Agreements and compliance herewith and therewith, whether or not the transactions contemplated hereby or thereby shall be consummated. However, the costs related to (i) the EverQ representation in the preparation, execution and delivery of this Agreement and the Concurrent Agreements and compliance herewith and therewith and (ii) notarization and registration of the capital increase and amendments of the Articles of Association shall be borne by EverQ.

     10.2 Further Assurances. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest EverQ with full right, title and possession to all assets, property, rights, privileges, powers and franchises contemplated by this Agreement, each Party will and will cause its Affiliates to take all such lawful and necessary action, so long as such action is consistent with this Agreement.

     10.3 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) sent by next-day or overnight mail or delivery or (c) sent by facsimile, as follows:

     As to E, Inc.:  Evergreen Solar, Inc.
                     138 Bartlett Street
                     Marlboro, MA 01752 USA
                     Attention: Richard Feldt
                                Richard Chleboski
                     Phone: +________________
                     Fax: +_________________

     with a copy to: Wilson Sonsini Goodrich & Rosati, Professional Corporation
                     12 East 49th Street
                     New York, NY 10017 USA
                     Attention: Robert Sanchez
                                Robert O'Connor
                     Phone: 1 212 999-5800
                     Fax: 1 650 493-6811

     As to Q AG:     Q-Cells AG
                     Guardianstr. 16
                     D-06766 Thalheim, Germany
                     Attention: Anton Milner
                                Dr. Hartmut Schuening
                     Phone: +49-34 94-66 8-60
                     Fax: +49-34 94-66 8-777
     with a copy to: VAN AUBEL Rechtsanwaelte
                     Leibnizstr. 49
                     D-10629 Berlin, Germany
                     Attention: Dr. Thomas van Aubel
                     Phone: +49-30-31 51 90 0
                     Fax: +49-30-31 51 90 90

     As to REC:      Renewable Energy Corporation
                     Veritasveien 14,
                     N-1323 Hovik, Norway
                     Attention: ____________
                     Phone: +________________
                     Fax: +_________________

     with a copy to: ________

     or, in each case, at such other address as may be specified in writing to the other parties hereto.

     All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day delivered, (x) if by next-day or overnight mail or delivery, on the day delivered, or (y) if by facsimile, on the day on which such facsimile was sent; provided that the Party providing notice pursuant to facsimile shall have received a confirmation of receipt of such facsimile transmission.

     10.4 Governing Law and Dispute Resolution.

          (a) This Agreement shall be construed in accordance with and governed by the laws of the Federal Republic of Germany.

          (b) The Parties shall try to settle any disputes by way of mediation.

          (c) All disputes arising in connection with this Agreement or its validity or any agreement provided herein which cannot be resolved by mutual agreement of the Parties or mediation shall be finally settled in accordance with the Arbitration Rules of the German Institution of Arbitration e.V. (DIS) without recourse to the ordinary courts of law (except for challenges to the validity of shareholder resolutions which shall be submitted to the competent courts). The place of arbitration is Berlin, Germany. The arbitral tribunal consists of three arbitrators. The arbitrators must be capable of being appointed a judge in accordance with the relevant German legal rules. The substantive law of the Federal Republic of Germany is applicable to the dispute. The language of the arbitral proceedings is English.

     10.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and permitted assigns.

     10.6 Assignment. Other than as expressly otherwise provided herein, this Agreement shall not be assignable or otherwise transferable by any Party hereto without the prior written consent of all the other parties hereto, and any purported assignment or other transfer without such consent shall be void and unenforceable; provided, however, that any Party may assign this Agreement:

          (a) to any of its Affiliates so long as it will be made at the same time as a transfer of its Shares to such Affiliate specifically permitted by this Agreement;

          (b) in connection with the sale by a Party of all of the Shares beneficially owned by such Party as specifically provided by this Agreement, including by way of the Change of Control of such Party.

          (c) For the avoidance of doubt, no Party shall be obligated to obtain the consent of any other Party (under this Section 10.6) solely by virtue of a Change of Control of such Party.

     10.7 No Third Party Beneficiaries. Except as specifically provided by this Agreement, nothing in this Agreement shall confer any rights upon any Third Party.

     10.8 Foreign Corrupt Practices Act.

          (a) The Parties recognize that the United States Foreign Corrupt Practices Act of 1977 (the "ACT") shall be applicable to EverQ, its Affiliates and its designated directors, officers and personnel in EverQ, even if EverQ does not conduct any business in the United States of America. The Parties recognize that the Act prohibits the payment or giving of anything of value either directly or indirectly to a government official for the purpose of influencing an act or decision in his or her official capacity, or for the purpose of inducing him or her to use his or her influence with his or her government to assist a company in obtaining or retaining business for or with, or directing business to, any Person.

          (b) Each Party shall each use its reasonable best efforts to ensure that no part of EverQ capital or other funds will be accepted or used by the Company for any purpose, nor will it take any action, which would constitute a violation of any law of the various jurisdictions in which it conducts business or of the Act.

     Should either Party ever receive, directly or indirectly, a request that any of them believes will or might constitute a violation of the Act, it shall immediately notify the Supervisory Board of EverQ.

     10.9 Sarbanes-Oxley and Nasdaq Covenant. The Parties shall cause EverQ to perform such acts as any of the Parties shall request as reasonably necessary to permit such Party to comply with all Laws and regulations applicable to companies in general and publicly reporting companies in particular including but not limited to: (i) the Exchange Act and the Securities Act and the rules of the SEC promulgated thereunder; (ii) the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC promulgated thereunder; (iii) the Nasdaq Marketplace Rules; (iv) similar laws, regulations or rules under European, German or Norwegian law. Without limiting the foregoing, the Parties shall cause EverQ to establish, maintain, adhere to and enforce a system of internal accounting controls which are effective in providing assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with US GAAP.

     10.10 Amendment, Waivers. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by each of E, Q and REC.

     10.11 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings both written and oral, between or among any of the Parties with respect to the subject matter hereof.

     10.12 No Joint Venture or Partnership. Notwithstanding anything contained in this Agreement or the Concurrent Agreements to the contrary, including the use of the terms "joint venture", "EverQ" and similar terms, nothing contained in this Agreement or the Concurrent Agreements is intended to, or shall be deemed to, create a partnership or joint venture relationship among the Parties or any of their Affiliates for any purpose, including tax purposes. The Parties shall hold individual shares in EverQ. There shall be no joint ownership of such shares. Neither of the Parties nor any of the Affiliates will take a position contrary to the foregoing.

     10.13 Language for Joint Venture and this Agreement. All agendas, notices, other documentation relating to (i) EverQ's interaction with the Parties, (ii) documentation provided to the Parties and (iii) interaction between the Shareholders, including without limitation this Agreement, meetings of the Supervisory Board and the Shareholders of EverQ, and EverQ's financial statements, shall be prepared in and entered into the English language. In the event of any dispute concerning the construction or meaning of this Agreement, the text of the Agreement as written in the English language shall prevail over any translation of this Agreement that may have been or will be made.

     10.14 Voting and other rights. Each of the Parties shall join with the other Party in exercising all voting rights and other rights and powers of control as are respectively available to them in relation to EverQ and their beneficial shareholdings therein under the Articles of Association for the time being in force and shall each take or refrain from taking all other appropriate action within their respective powers so as to procure that at all times during the subsistence of this Agreement all provisions concerning the structure and organisation of EverQ and the regulation by the Parties of its affairs set out in this Agreement are duly observed and given full force and effect and all actions required of the Parties are carried out in a timely manner. Without prejudice to the generality of the foregoing each Party shall procure that (subject to their fiduciary duties) each of the directors appointed by the Parties, as provided


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herein, shall execute and do all acts and things and give and confer all such powers and authorities as they would have been required to execute, do, give and/or confer had they been a Party hereto and had consented in the same terms as the Party which appointed them.

     10.15 Severability. In the event that any term, condition or provision of this Agreement is held to be or become invalid or be a violation of any applicable Law, statute or regulation, the same shall be deemed to be deleted from this Agreement and shall be of no force and effect and the Agreement shall remain in full force and effect as if such term, condition or provision had not originally been contained in this Agreement. The validity and enforceability of the other provisions shall not be affected thereby. In such case or in the event that this Agreement should have a gap, the Parties hereto shall agree on a valid and enforceable provision completing this Agreement, coming as close as possible to the economic intentions of the Parties. In the event of a partial invalidity (Teilnichtigkeit) the Parties agree that this Agreement shall remain in force without the invalid part. This shall also apply if parts of this Agreement are partially invalid (teilnichtig).

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                                                                    SCHEDULE 3.4

            Criteria / Main Principles of Second REC Supply Agreement

                                     [****]


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